As filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

North American Energy Partners Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Zone 3, Acheson Industrial Area

2-53016 Highway 60

Acheson, Alberta T7X 5A7

(Address of registrant’s principal executive offices)

North American Energy Partners Inc.

Amended and Restated 2004 Share Option Plan

(Full title of Plan)

Vincent J. Gallant

Zone 3, Acheson Industrial Area

2-53016 Highway 60

Acheson, Alberta T7X 5A7

(Name and address of agent for service)

(780) 960-2255

(Telephone number, including area code, of agent for service)

Copy to:

Gary W. Orloff

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1306

Facsimile: (713) 221-2166

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common shares, no par value	3,650,466 shares	$16.93	$61,802,389	$6,613

(1)	Calculated pursuant to Rule 457(c), based on the average of the high and low prices of the common shares reported on the New York Stock Exchange on December 12, 2006 ($16.93 per share).
(2)	Paid herewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. North American Energy Partners Inc. (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 001-08308) are incorporated by reference into this Registration Statement:

1.	The Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act on November 22, 2006 (Registration No 333-135943);

2.	The Company’s Report on Form 6-K, containing the Company’s unaudited interim consolidated financial statements for the three and six months ended September 30, 2006, as filed with the Commission on November 29, 2006; and

3.	The description of the Company’s common shares contained in its Registration Statement on Form 8-A, as filed with the Commission on November 17, 2006.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules), will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Applicable Laws of Canada

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual (a) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

Section 124 of the Canada Business Corporations Act also provides that a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions set out in set out in subsections (a) and (b) above.

A corporation may, with the approval of a court, indemnify an individual referred to above, or advance moneys as set out above, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsections (a) and (b) above.

Notwithstanding the above, an individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described above, if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; (b) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (c) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

By-laws

The Company’s by-laws provide that, subject to the limitations contained in the Canada Business Corporations Act, the corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the individual is involved because of such individual’s association with the Company or other entity, if the individual (a) acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the request of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The by-laws also provide that the Company may advance moneys to an individual entitled to indemnification for the costs, charges and expenses of such proceedings.

The Company’s by-laws also provide that the Company may purchase and maintain insurance for the benefit of any individual referred to above against any liability incurred by the individual in the individual’s capacity as a director or officer, or similar capacity, of the Company or of another entity, if the individual acts or acted at the request of the Company.

Indemnity Agreements

The Company has entered into indemnity agreements with each of its officers and directors pursuant to which the Company is obligated to indemnify such officer or director to the full extent permitted by applicable law.

Other

The Company maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act of 1933 and Canadian securities laws, that may be incurred by them.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
3.1	Articles of Amalgamation of North American Energy Partners Inc. (filed as Exhibit 3.3 to Amendment No. 3 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on October 23, 2006, and incorporated herein by reference).

3.2	By-laws of North American Energy Partners Inc., as currently in effect (filed as Exhibit 3.4 to Amendment No. 4 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on November 3, 2006, and incorporated herein by reference).

4.1	Amended and Restated 2004 Share Option Plan (filed as Exhibit 4.2 to Amendment No. 3 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on October 23, 2006, and incorporated herein by reference).

5.1	Validity Opinion of Borden Ladner Gervais LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Borden Ladner Gervais LLP (included in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of December, 2006.

NORTH AMERICAN ENERGY PARTNERS INC.
(Registrant)

By:	/s/ Vincent J. Gallant
Name:	Vincent J. Gallant
Title:	Vice President, Corporate and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 15, 2006.

Name	Title

/s/ RODNEY J. RUSTON	Director, President and Chief Executive Officer
Rodney J. Ruston	(Principal Executive Officer)

/s/ DOUGLAS A. WILKES	Vice President, Finance
Douglas A. Wilkes	(Principal Financial and Accounting Officer)

*	Director
George R. Brokaw

*	Director
John A. Brussa

*	Director
Martin P. Gouin

*	Director
John D. Hawkins

*	Chairman
Ronald A. McIntosh

*	Director
William C. Oehmig

*	Director
Richard D. Paterson

*	Director
Allen R. Sello

*	Director
K. Rick Turner

Constituting all of the Board of Directors

*By:	/s/ VINCENT J. GALLANT

Vincent J. Gallant Attorney-in-fact for persons indicated

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Amalgamation of North American Energy Partners Inc. (filed as Exhibit 3.3 to Amendment No. 3 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on October 23, 2006, and incorporated herein by reference).

3.2	By-laws of North American Energy Partners Inc., as currently in effect (filed as Exhibit 3.4 to Amendment No. 4 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on November 3, 2006, and incorporated herein by reference).

4.1	Amended and Restated 2004 Share Option Plan (filed as Exhibit 4.2 to Amendment No. 3 to NACG Holdings Inc.’s Registration Statement on Form F-1 (Registration No. 333-135943), filed on October 23, 2006, and incorporated herein by reference).

5.1	Validity Opinion of Borden Ladner Gervais LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Borden Ladner Gervais LLP (included in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.